Exhibit 32

Certification

The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q for the period ended March 31, 2004 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002.

Daniel J. Rothaupt, President and Chief Executive Officer, and Amy Conley, Vice President and Chief Financial Officer, of AES NY L.L.C., the General Partner of AES Eastern Energy, L.P. (the “Registrant”), each certifies that, to the best of his or her knowledge:

(1)            the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Daniel J. Rothaupt
Daniel J. Rothaupt
President
(chief executive officer)

/s/ Amy Conley
Amy Conley
Vice President
(chief financial officer)

Date: May 13, 2004

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.